Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

       In connection with the Quarterly report of Collectible Concepts Group, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul S. Lipschutz, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

       (3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

       (4) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

       A signed original of this written statement required by Section 906 has been provided to Collectible Concepts Group, Inc. and will be retained by Collectible Concepts Group, Inc.and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  July 26, 2004                    By: /s/ PAUL S. LIPSCHUTZ
                                           ------------------------
                                        Paul S. Lipschutz
                                        Principal Financial Officer